UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2025
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Acumen Pharmaceuticals, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-40551	36-4108129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1210-1220 Washington Street, Suite 210 Newton, Massachusetts	02465
(Address of Principal Executive Offices)	(Zip Code)
(617) 344-4190
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ABOS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 6, 2025, the Board of Directors (the “Board”) of Acumen Pharmaceuticals, Inc. (the “Company”) approved the appointment of Dr. George Golumbeski to serve as a director of the Board, effective November 6, 2025 (the “Effective Date”). Dr. Golumbeski has been designated a Class II director to hold office until the Company’s 2026 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. The Board has determined that Dr. Golumbeski is “independent” pursuant to the rules of The Nasdaq Stock Market LLC and other governing laws and applicable regulations. In addition, Dr. Golumbeski has also been appointed to replace Dr. Sean Stalfort as Chairman of the Board.

Dr. Golumbeski has served as a partner at DROIA Ventures, a venture capital firm focused on therapeutics for oncology and genetic disease, since October 2020 and previously served as the President and Head of Corporate Development for GRAIL, Inc. from August 2018 to September 2019. From 2009 to April 2018, Dr. Golumbeski served as Executive Vice President of Business Development for Celgene Corporation (“Celgene”). Prior to Celgene, Dr. Golumbeski was Vice President of Business Development, Licensing, and Strategy at Novartis. Dr. Golumbeski has served on the board of Shattuck Labs, Inc. since January 2018, and he serves on the boards of directors of various private companies. He also previously served on the boards of directors of Sage Therapeutics, Inc., MorphoSys AG and Enanta Pharmaceuticals, Inc. Dr. Golumbeski received a B.A. in Biology from the University of Virginia and a Ph.D. in genetics from the University of Wisconsin—Madison. The Board believes Dr. Golumbeski is qualified to serve as a director based on his significant experience in research and development, business development and leadership at various pharmaceutical companies.

In accordance with the Company’s Non-Employee Director Compensation Policy, as amended on March 24, 2022 and further amended on March 6, 2025 (the “Policy”) and filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2025, Dr. Golumbeski’s compensation for his services as a non-employee director will be consistent with that of the Company’s other non-employee directors. In accordance with the Policy, on November 6, 2025, Dr. Golumbeski was granted an initial stock option to purchase 50,000 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the date of grant. The option will have a ten-year term, and will vest in equal monthly installments over a three-year period, such that the option will be fully vested on the third anniversary of the date of grant, subject to Dr. Golumbeski’s continuous service through each such vesting date. In addition, in accordance with the Policy, Dr. Golumbeski will be entitled to receive a $40,000 annual retainer for his service on the Board and a $30,000 annual retainer for his service as Chairman.

The Company has also entered into its standard indemnification agreement for directors with Dr. Golumbeski.
There are no arrangements or understandings between Dr. Golumbeski and any other person pursuant to which Dr. Golumbeski was selected as a director, and there are no transactions in which the Company is a party and in which Dr. Golumbeski has a material interest subject to disclosure under Item 404(a) of Regulation S-K.
Item 7.01     Regulation FD Disclosure.

On November 10, 2025, the Company issued a press release announcing the appointment of Dr. Golumbeski as a director of the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, regardless of any general incorporation language in such filing, except as otherwise expressly stated in such filing.
Item 9.01    Financial Statements and Exhibits.
(d).Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 10, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acumen Pharmaceuticals, Inc.

Dated: November 10, 2025	By:	/s/ Derek Meisner
Derek Meisner Chief Legal Officer